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                                                               EXHIBIT - e(2)(i)

[ING FUNDS LOGO]

December 13, 2004

Michael J. Roland
Executive Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Roland:

      Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Equity Trust and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund, two newly established series of ING Equity Trust (the "Funds"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

      Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds.

                                                       Very sincerely,

                                                       /s/ Robert S. Naka
                                                       ---------------------
                                                       Robert S. Naka
                                                       Senior Vice President
                                                       ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Distributor LLC

By: /s/ Michael J. Roland
   ------------------------
   Michael J. Roland
   Executive Vice President

7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000            ING Equity Trust
Scottsdale, AZ 85258-2034         Fax: 480-477-2700
                                  www.ingfunds.com
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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

NAME OF FUND

ING Disciplined LargeCap Fund

ING LargeCap Value Fund

ING MidCap Opportunities Fund

ING MidCap Value Choice Fund

ING MidCap Value Fund

ING Principal Protection Fund

ING Principal Protection Fund II

ING Principal Protection Fund III

ING Principal Protection Fund IV

ING Principal Protection Fund V

ING Principal Protection Fund VI

ING Principal Protection Fund VII

ING Principal Protection Fund VIII

ING Principal Protection Fund IX

ING Principal Protection Fund X

ING Principal Protection Fund XI

ING Principal Protection Fund XII

ING Principal Protection Fund XIII

ING Principal Protection Fund XIV

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING SmallCap Value Choice Fund

ING SmallCap Value Fund